Exhibit 10.62

2006 and 2007 Board of Directors Compensation

Compensation Component	Amount
Board Retainer	$110,000
Audit Committee Chair Retainer	$65,000
Audit Committee Member Retainer	$45,000
Compensation Committee Chair Retainer	$45,000
Compensation Committee Member Retainer	$40,000
Investment Committee Chair Retainer	$45,000
Investment Committee Member Retainer	$40,000
Additional Committee Chair Retainer*	$15,000
Additional Committee Member Retainer*	$10,000
Chairman of the Board	$200,000

*	Excludes Executive Committee.